                                                                     EXHIBIT 21
                                                                    Page 1 of 2
                           THE B.F.GOODRICH COMPANY


Parent And Subsidiaries Of Registrant
-------------------------------------

                                                                                        Percentage Of
                                                            Place Of                   Voting Securities
Consolidated Subsidiary Companies                         Incorporation                      Owned
---------------------------------                         -------------                 ----------------
The B.F.Goodrich Company (Registrant;
  there are no parents of the registrant)                  New York
BFGoodrich Aerospace Aircraft Evacuation
  Systems Private Limited                                  India                            100.00
BFGoodrich Aerospace Asia-Pacific, Limited                 Hong Kong                         51.00
BFGoodrich Aerospace Component
  Overhaul & Repair, Inc.                                  Delaware                         100.00
BFGoodrich Aerospace Pte. Ltd.                             Singapore                        100.00
BFGoodrich Avionics Systems, Inc.                          Delaware                         100.00
BFGoodrich Specialty Chemicals Asia-Pacific Limited        Hong Kong                        100.00
B.F.Goodrich Chemical Holding B.V.                         The Netherlands                  100.00
  B.F.Goodrich Realty Europe N.V.                          Belgium                          100.00
  BFGoodrich TempRite Resin B.V.                           The Netherlands                  100.00
  B.F.Goodrich Chemical (Belgie) N.V.                      Belgium                          100.00
    B.F.Goodrich Europe Coordination Center N.V.           Belgium                           55.00
    BFGoodrich Chemical Spain, S.A.                        Spain                              0.01
  B.F.Goodrich Chemical Sales Company B.V.                 The Netherlands                  100.00
    BFGoodrich Chemical Spain, S.A.                        Spain                             99.99
  B.F.Goodrich Europe Coordination Center N.V.             Belgium                           45.00
  BFGoodrich Holding S.A.                                  France                           100.00
    BFGoodrich Aerospace Services S.A.                     France                           100.00
      Rosemount Aerospace S.A.R.L.                         France                           100.00
    E.P.P.C. Polyplastic S.A.                              France                           100.00
  JcAir, B.V.                                              The Netherlands                  100.00
B.F.Goodrich Chemical Italia, S.R.L.                       Italy                            100.00
BFGoodrich China, Inc.                                     Delaware                         100.00
B.F.Goodrich Holding GmbH                                  Germany                          100.00
  B.F.Goodrich Chemical (Deutschland) GmbH                 Germany                          100.00
  Rosemont Aerospace GmbH                                  Germany                          100.00
BFGoodrich de Mexico, S.A. de C.V.                         Mexico                           100.00
The BFGoodrich Company of Japan, Ltd.                      Japan                            100.00
Delfzijl Resin C.V.                         Partnership in The Netherlands                   99.00
First Charter Insurance Company                            Vermont                          100.00
Godfrey Engineering, Inc.                                  Florida                          100.00
Goodrich Canada Inc.                                       Canada                           100.00
Goodrich FSC, Inc.                                         Barbados                         100.00
Goodrich Holding Corporation                               Delaware                         100.00
Goodrich Holding UK Limited                                England                          100.00
  BFGoodrich Aerospace UK Limited                          England                          100.00
  B.F.Goodrich Chemical (U.K.) Limited                     England                          100.00
  BFGoodrich Component Services Limited                    England                          100.00
  Rosemount Aerospace Limited                              England                          100.00
  Simmonds Precision Limited                               England                          100.00


                                                                     EXHIBIT 21
                                                                    Page 2 of 2
                           THE B.F.GOODRICH COMPANY


Parent And Subsidiaries Of Registrant
-------------------------------------

                                                                                        Percentage Of
                                                           Place Of                   Voting Securities
Consolidated Subsidiary Companies                        Incorporation                      Owned
---------------------------------                        -------------                  ----------------
Goodron Realty, Inc.                                      Delaware                          100.00
International BFGoodrich Technology Corporation           Delaware                          100.00
JcAir, Inc.                                               Kansas                            100.00
JMSI Corporation                                          Delaware                          100.00
  Delfziji Resin C.V.                      Partnership in The Netherlands                     1.00
  ALA Corporation                                         Delaware                          100.00
  CMK Corporation                                         Delaware                          100.00
Kinsman Road Realty Corporation                           Ohio                              100.00
Midwest Acquisition Corporation                           Delaware                          100.00
Mitech Corporation                                        Ohio                              100.00
Rosemount Aerospace Inc.                                  Delaware                          100.00
Siltown Realty, Inc.                                      Alabama                           100.00
Simmonds Precision Products, Inc.                         New York                          100.00
  Simmonds Precision Engine Systems, Inc.                 New York                          100.00
  Simmonds Precision Motion Controls, Inc.                New Jersey                        100.00
TRAMCO, INC.                                              Washington                        100.00
TSA Holdings Inc.                                         Delaware                          100.00
  TSA-rina Holding B.V.                                   The Netherlands                   100.00
    Tremco, S.A.                                          France                            100.00
      Tremco Italia S.R.L                                 Italy                             100.00
BFGoodrich Capital                               Statutory trust in Delaware                100.00



The Registrant also owns 50.25 percent of DTM Corporation, incorporated in Texas; 50.00 percent of BFGoodrich - Messier, Inc., incorporated in Delaware;
50.00 percent of Messier - BFGoodrich S.A., incorporated in France; 50.00 percent of Telenor S.A., incorporated in France. DTM Corporation owns 100.00 percent of DTM GmbH, incorporated in Germany. These companies are accounted for on the equity method.